EXHIBIT 99.1

www.bankrate.com

For more information contact:

Robert J. DeFranco

Senior Vice President

Chief Financial Officer

www.bankrate.com

bdefranco@bankrate.com

561.630.1230

FOR IMMEDIATE RELEASE

Reminder — Conference Call Today at 2:00 p.m. Eastern Daylight Time

                    Interactive Dial-In: 1-877-261-8992 (10 minutes before the call)

BANKRATE’S FIRST QUARTER NET INCOME SURGES TO

$2 MILLION OR $0.13 PER SHARE ON A 52% REVENUE INCREASE

TO $8.5 MILLION

—Company has First 2 Million Page View Day—

NEW YORK, NY—April 30, 2003—Bankrate, Inc. (NASDAQ: RATE), the Internet’s leading consumer banking marketplace, today reported an increase in net income to a record $2.0 million, or $0.13 per share on a diluted basis, for the quarter ended March 31, 2003, from $690,000, or $0.05 per share on a diluted basis, excluding the non-cash gain on early extinguishment of debt of $2.0 million in the quarter ended March 31, 2002. (Net income for the quarter ended March 31, 2002 was $2.7 million or $0.19 per share on a diluted basis). These results reflect Bankrate’s sixth consecutive profitable quarter as a result of continued strong advertiser demand and traffic patterns. Total revenue for the first quarter rose 52% to a record $8.5 million from $5.6 million in the first quarter of 2002.

Commenting on Bankrate’s first quarter performance, President and CEO Elisabeth DeMarse said, “We are very pleased with across the board growth for what is traditionally our strongest quarter of the year. Our results exceeded the exceptionally robust results in the third and fourth quarters in 2002. In fact, our net income in the first quarter was 24% above the previous all time record of $1.6 million, or

$0.11 per share on a diluted basis, in the third quarter last year. These results reflect Bankrate’s ability to generate strong top and bottom line growth on a stable fixed expense base.”

For the eighth consecutive quarter, the Company generated cash from operations. Cash increased $1.8 million from $11.0 million at December 31, 2002 to $12.8 million at March 31, 2003, and Bankrate remains virtually debt-free. “Our strong balance sheet and cash flow represent a solid base for future growth, enabling us to extend our product lines either through internal expansion or by acquisition,” explained Bob DeFranco, Senior Vice President-Chief Financial Officer.

First Quarter Highlights

Bankrate continued to experience unprecedented strength in revenue in all categories, resulting in higher year-over-year and consecutive quarter revenue for the three-month period:

•	Total revenue of $8.5 million was $2.9 million, or 52% higher, than the first quarter a year earlier, and was $1.1 million, or 14%, higher than the fourth quarter of 2002.

•	Online publishing revenue of $7.3 million was up $2.6 million, or 56%, over the 2002 first quarter, and was $930,000, or 14%, higher than the fourth quarter of 2002.

•	Graphic ad revenue was up $1.7 million, or 80%, over the first quarter of 2002, and was 12% higher than the fourth quarter of 2002.

•	Hyperlink (rate table listings) revenue increased $1.1 million, or 63%, over the same quarter of 2002, and was 12% higher than the fourth quarter of 2002.

•	Print publishing and licensing revenue of $1.2 million was up $288,000, or 31%, over the 2002 first quarter and was 12% above the $1.1 million reported in the fourth quarter of 2002.

•	Excluding barter, other operating expenses as a percentage of total revenue declined from 53% for the three months ended March 31, 2002 to 46% for the current quarter, while total expenses as a percentage of total revenue dropped from 85% in the first quarter of 2002 to 75% in the same quarter in 2003.

•	Page views for the first quarter of 2003 of 107 million were up 83% over the 58 million reported in the same quarter in 2002, and were 27 million, or 35%, higher than page views in the fourth quarter of 2002.

•	On January 9, 2003 the Company’s stock began trading on the Nasdaq SmallCap Market under its existing stock symbol RATE.

Online publishing revenue for the three months ended March 31, 2003 and 2002 included barter revenue of $750,000 and $855,000, representing 9% and 15% of total revenue, respectively.

“Consumer demand for our objective rate information and personal financial advice continued to build despite war jitters. Our first two million page view day came on the heels of initiatives taken in March. These initiatives include making Bankrate data available to subscribers of The Wall Street Journal Online, the Associated Press Radio Network’s launch of Bankrate.com’s “The Personal Finance Minute”, and the release of our Financial Literacy benchmark survey conducted by RoperASW. Working with leading partners has helped us to continue to build recognition of the Bankrate brand as the gold standard for consumers seeking objective data and education for their most important banking needs,” Ms. DeMarse concluded.

April 30, 2003 Conference Call & Replay Information

The Company has scheduled a teleconference on its first quarter results today at 2:00 pm Eastern Daylight Time (11 a.m. Pacific Daylight Time). To participate in the teleconference please call 1-877-261-8992 10 minutes prior to the start time.

A replay of the teleconference will be available through May 21 by calling 1-888-843-8996 (domestic) or 1-630-652-3044 (international) and entering the pass code 7024773#.

About Bankrate, Inc.

Bankrate, Inc. (NASDAQ:RATE) owns and operates Bankrate.com, the Internet’s leading consumer banking marketplace. Bankrate.com averages 4 million unique visitors per month, according to comScore Media Metrix, which ranks Bankrate.com first in unique visitors in the “Financial information and advice” category. Bankrate.com reviews more than 4,800 financial institutions in more than 180 markets in 50 states. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes and small business finance. It is the leading aggregator of more than 190 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com provides financial applications and information to a network of more than 80 partners, including Yahoo! (NASDAQ: YHOO), America Online (NYSE: AOL), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 100 national and state publications.

Certain matters discussed in this press release are or may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include without limitation statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: we have a history of losses; we use barter transactions that do not generate cash; our success depends on Internet advertising revenue, interest rate volatility, establishing and maintaining distribution arrangements, and increasing brand awareness of our Web site; our markets are highly competitive; our Web site may encounter technical problems and service interruptions; we rely on the protection of our intellectual property; we may face liability for information on our Web site; future government regulation of the Internet is uncertain and subject to change; our ownership is heavily concentrated; our success may depend on management and key employees; we may encounter difficulties with future acquisitions; our results of operation may fluctuate significantly; and our stock price may be volatile in the future. These and additional important factors to be considered are set forth under “Item 1. Business—Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2002, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Financial Statements Follow

Bankrate, Inc.

Unaudited Condensed Statements of Operations

($ in thousands except share and per share data)

	Three Months Ended
	March 31,
Revenue:	2003	2002
Online publishing	$7,334	$4,713
Print publishing and licensing	1,212	924

Total revenue	8,546	5,637

Cost of revenue:
Online publishing	1,240	882
Print publishing and licensing	1,008	672

Total cost of revenue	2,248	1,554

Gross margin	6,298	4,083

Operating expenses:
Sales	1,026	851
Marketing	1,198	923
Product development	432	330
General and administrative expenses	1,470	1,134
Depreciation and amortization	191	144

	4,317	3,382

Income from operations	1,981	701

Other income (expense), net	38	(11)
Gain on early extinguishment of debt	—	2,022

Income before income taxes	2,019	2,712
Income taxes	—	—

Net income	$2,019	$2,712

Basic and diluted net income per share:
Basic	$0.14	$0.19

Diluted	$0.13	$0.19

Weighted average common shares outstanding:
Basic	14,162,059	13,996,950
Diluted	15,423,056	14,066,486

Bankrate, Inc.

Unaudited Condensed Balance Sheets

($ in thousands)

	March 31, 2003	December 31, 2002

Assets
Cash and cash equivalents	$12,843	$11,001
Accounts receivable, net	3,011	2,378
Other current assets	385	370

Total current assets	16,239	13,749
Furniture, fixtures and equipment, net	794	913
Intangible assets, net	178	207
Other assets	562	304

Total assets	$17,773	$15,173

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$1,071	$809
Other accrued expenses	2,651	3,073
Deferred revenue	265	255
Other current liabilities	241	244

Total current liabilities	4,228	4,381
Other liabilities	176	142

Total liabilities	4,404	4,523

Stockholders’ equity:
Preferred stock, 10,000,000 shares authorized and undesignated	—	—
Common stock, par value $.01 per share— 100,000,000 shares authorized; 14,206,609 and 13,998,168 shares issued and outstanding at March 31, 2003
and December 31, 2002, respectively	142	139
Additional paid in capital	64,631	63,933
Accumulated deficit	(51,404)	(53,422)

Total stockholders’ equity	13,369	10,650

Total liabilities and stockholders’ equity	$17,773	$15,173